EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of EqualNet Holding Corp. for the registration of 508,968 shares of its common stock and to the incorporation by reference therein of our report dated September 28, 1996, with respect to the consolidated financial statements of EqualNet Holding Corp. included in its Annual Report (Form 10-K) for the year ended June 30, 1996, filed with the Securities and Exchange Commission.

                                    /s/ ERNST & YOUNG LLP
                                        ERNST & YOUNG LLP

Houston, Texas
July 23, 1997